EXHIBIT 10.48

VECTRA BANK SECURITY AGREEMENT

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Security Agreement”) is entered into as of October 16, 2002, between VECTRA BANK COLORADO, NATIONAL ASSOCIATION (“Bank”) and ACT TELECONFERENCING, INC., a Colorado corporation (“Borrower”), ACT VIDEOCONFERENCING, INC., a Minnesota corporation (“Videoconferencing”) and ACT TELECONFERENCING SERVICES, INC., a Minnesota corporation (“Services”). Borrower, Videoconferencing and Services are hereinafter collectively referred to as “Debtor”.

RECITALS

A. Bank and Debtor wish to enter into a Revolving Credit and Term Loan Agreement, which provides for a revolving line of credit (the “Line Loan”) to Borrower for working capital purposes and a term loan (the “Term Loan”) to refinance existing debt.

B. As a condition precedent to the Bank’s obligation to extend credit under the Loan Agreement, Debtor is required to execute and deliver this Security Agreement to create a security interest in certain property of the Debtor.

NOW, THEREFORE, in consideration of the covenants and conditions, representations and warranties, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties hereto, Debtor and Bank hereby promise and agree as follows:

1. Grant of Security Interest and Collateral Assignment. As collateral security for the due and punctual payment and performance of the Obligations (defined below), the Debtor hereby grants to Bank, with full power and authority to exercise all rights and powers granted by the Debtor hereunder, a lien upon, and a security interest under the Uniform Commercial Code in effect in the State of Colorado, as from time to time amended (the “UCC”), to the extent that the same shall apply, in and to, and hereby collaterally assigns to Bank, all of Debtor’s right, title and interest in and to Debtor’s property, as more particularly described on Exhibit A, attached hereto (the “Collateral”).

2. Obligations Secured. “Obligations” shall mean the Indebtedness and all other obligations of Debtor in connection with the Line Loan and the Term Loan, as evidenced by that certain (a) Revolving Credit and Term Loan Agreement dated as of the date hereof, executed by Debtor and the Bank (the “Loan Agreement”), (b) Revolving Promissory Note in the principal amount of $2,000,000.00, dated the date hereof, payable by Borrower to the order of Bank (the “Line Note”), (c) Term Promissory Note in the principal amount of $2,500,000.00, dated the date hereof, payable by Borrower to the order of Bank (the “Term Note”), and the performance and fulfillment by Borrower of all of the terms, conditions, promises, covenants, and provisions contained in this Security Agreement, the Loan Agreement, the Line Note, the Term Note, and in any present or future agreement or instrument between Borrower and Bank evidencing or securing the Line Note and/or the Term Note. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Loan Agreement, as it may be amended, restated, extended, renewed, or otherwise modified from time to time.

3. Warranties and Covenants of the Debtor.

(a) The Debtor has all power, statutory and otherwise, to execute and deliver this Agreement, to perform its obligations hereunder and to subject the Collateral to the security interest created hereby, all of which has been duly authorized by all necessary action. The execution and delivery of this Agreement, and the performance of this Agreement and the enforcement of the security interest granted hereby, will not result in any violation of or be in conflict with or constitute a default under any term of any agreement or instrument, or, to the best of the knowledge of the Debtor, any judgment, decree, order, law, statute, rule or governmental regulation applicable to this Debtor or the Collateral.

(b) The Debtor is the sole record and beneficial owner of the Collateral, and neither the Collateral nor the proceeds thereof are subject to any pledge, lien, security interest, charge or encumbrance except (i) the lien created pursuant to this Agreement, and (ii) the lien of the UCC Financing Statement delivered by the Debtor to Bank with respect thereto, and the liens in favor of Wells Fargo being paid off with the proceeds of the Term Loan. The Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein.

(c) Debtor shall pay all taxes and assessments of every nature which may be levied or assessed against the Collateral.

(d) The Debtor shall keep the Collateral at all times insured against risk of loss or damage as more particularly described in and required by the terms of the Loan Agreement.

(e) The Collateral is in good condition. At Debtor’s expense, Debtor shall keep the same in good condition, ordinary wear and tear excepted, and from time to time shall replace and repair all such parts of the Collateral as may be broken, worn out, or damaged without allowing any lien to be created upon the Collateral on account of such replacement or repairs, and shall not waste or destroy the Collateral. Bank may examine and inspect the Collateral at any time, upon prior written notice to Debtor and provided such inspection does not unreasonably interfere with Debtor’s use of the Collateral.

(f) Except to the extent expressly permitted under the Loan Agreement, Debtor shall not sell, lease, convey, encumber or in any manner transfer, without the prior written consent of Bank, any tangible or intangible personal property now or hereafter owned by Debtor (except such tangible personal property as is discarded as obsolete or damaged and is replaced by substitute items having equivalent or greater book value).

(g) Debtor shall not use the Collateral in violation of any applicable statutes, regulations or ordinances.

(h) The Debtor’s bylaws do not prohibit any term or condition of this Agreement, and when executed, this Agreement shall be a binding obligation of the Debtor.

(i) The Debtor agrees that Bank may, to the extent permitted by applicable law, prepare and file financing statements, amendments thereto, and continuation statements without the signature of the Debtor and file any financing statement, amendment thereto or continuation statement electronically.

(j) Without giving at least fifteen (15) days’ prior written notice to Bank, the Debtor shall not: (a) change its name, identity structure, or jurisdiction of organization; (b) change the location of its place of business (or chief executive office if more than one place of business); or (c) add to or change any location at which any of the Collateral is stored, held or located.

(k) The Collateral is used or bought primarily for use in business.

(1) After an Event of Default as defined in the Loan Agreement or the appointment of a receiver, Debtor agrees that Bank shall have full power to notify tenants, purchasers and any other Person, collect, compromise, endorse, sell or otherwise deal with the Collateral and proceeds thereof in its own name or that of Debtor at any time. Bank may apply cash proceeds to the payment of any Obligations, or may release such cash proceeds to Debtor.

(m) Except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Debtor shall pay the Bank on demand the amount of all monies expended and all costs and expenses (including reasonable attorney’s fees) incurred by the Bank in connection with or as a result of the Bank’s exercising its rights under Section 5, together with interest thereon from the date expended or incurred by the Bank at the highest rate then applicable to any of the Obligations.

4. Events of Default. The occurrence of a default by Debtor hereunder or under the Loan Agreement shall be an “Event of Default” hereunder.

5. Rights Upon Default. Upon the occurrence of an Event of Default and at any time thereafter, and whether or not Bank shall declare any or all of the Obligations to be immediately due and payable in the manner and with the effect stated in the Loan Agreement, then and in such event:

(a) Bank may foreclose upon and take possession of the Collateral and may exclude the Debtor, and all Persons claiming by, through or under the Debtor, from possession thereof, and may assign the Collateral to a nominee or a third party. In connection herewith Bank or any third party assignee or nominee of Bank shall have the right to exercise, in the name of the Debtor, the Debtor’s rights and powers with respect to the Collateral.

(b) Bank shall have all rights and remedies of a Bank available under the UCC and any other rights and remedies available under this Agreement and under the Loan Agreement and any other documents evidencing or securing repayment of the Obligations or at law or in equity.

(c) The Debtor hereby agrees that if notice of sale or other disposition of the Collateral is given in the manner and to the address or addresses then required pursuant to the Loan Agreement at least fifteen (15) business days before the time of the sale or other disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for the giving of said notice, whether required by the UCC, any other law or otherwise. Any sale or disposition may occur by private proceedings at Bank’s election, and Debtor acknowledges that, due to the nature of the Collateral and its essential relationship to the operation of the facility, Bank may buy at any such private sale.

(d) Bank shall have the right, power and authority to sell the Collateral or any part thereof at public or private sale for cash, upon credit, or for future delivery, and at such price or prices as Bank may deem best, and Bank may be the purchaser of any and all of the Collateral so sold, in such manner and order as Bank may in its sole discretion elect. Upon any such sale, Bank shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Any such public sale shall be held at such time or times, within ordinary business hours, and at such place or places, as Bank may fix in the notice of such sale. At any sale the Collateral may be sold in one lot as an entirety or in separate parcels as Bank may determine. Bank shall not be obligated to make any sale pursuant to any such notice. Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at any time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Bank until the selling price is paid by the purchaser thereof, but Bank shall incur no liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and in case of any such failure, such Collateral may again be sold upon like notice. Each and every method of disposition described in this paragraph shall constitute disposition in a commercially reasonable manner. In conjunction therewith, in addition to or in substitution for those rights and remedies and the rights and remedies provided for herein:

(e) It shall not be necessary that the Collateral or any part thereof be present at the location of such sale.

(f) The sale by Bank of less than the whole of the Collateral shall not exhaust the rights of Bank hereunder or with respect to the Collateral, and Bank is specifically empowered to make successive sales hereunder until the whole of the Collateral shall be sold; and, if the proceeds of such sale of less than the whole of the Collateral shall be less than the aggregate of the Obligations secured hereby, this Security Agreement and the security interest created hereby shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made.

(g) In the event any sale hereunder is not completed or is defective in the opinion of Bank, such sale shall not exhaust the rights of Bank hereunder and Bank shall have the right to cause a subsequent sale or sales to be made hereunder.

(h) Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any sale hereunder as to nonpayment of the Indebtedness or as to the occurrence of an Event of Default, or as to Bank having declared all of the Obligations to be due and payable, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, as to any other act or thing having been duly done by Bank shall be taken as prima facie evidence of the truth of the facts so stated and recited.

(i) Bank may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any such sale held by Bank, including the sending of notices and the conduct of sale, but in the name and on behalf of Bank.

(j) The proceeds of any sale or other disposition or collection of or other realization upon all or any part of the Collateral shall be applied in the following order of priority: first, to pay the costs and expenses of collection, custody, sale or other disposition or delivery (including, without limitation, reasonable legal costs and attorneys’ fees) and all other charges incurred by Bank with respect to the Collateral; second, to the payment of the Obligations in such order as Bank may, in its sole discretion, determine; and third, to pay any surplus to the Debtor or to any person or party lawfully entitled thereto, or as a court of competent jurisdiction may direct.

(k) Bank may use or operate the Collateral for the purpose of preserving it or its value. Bank may require Debtor to assemble the Collateral and make it available to Bank at a place to be designated by Bank which is reasonably convenient to both parties. Expenses of retaking, holding, preparing for sale, selling, or costs and expenses in enforcing this Agreement, or the like shall include reasonable attorneys’ fees and legal expenses incurred by Bank, and the same, together with all advances made by Bank on behalf of the Debtor, shall be part of the Obligations secured hereby. Debtor shall be liable to Bank for any deficiency.

6. Release of Collateral. If the Obligations are fully paid, performed and discharged, all Collateral held hereunder shall be returned to the Debtor by Bank promptly upon demand, all requisite termination statements under the UCC shall be executed and delivered to the Debtor by Bank, and Bank shall take such other action in connection with such discharge as the Debtor may reasonably request.

7. Further Agreements. The Debtor has on the Closing Date executed and delivered to Bank financing statements pursuant to the UCC covering that portion of the Collateral for which a security interest may be perfected by filing. The Debtor shall, upon request of Bank as provided in the Loan Agreement, promptly make, execute and deliver to Bank, from time to time, a listing of the specific Collateral, including personal property, goods, equipment, furnishings, furniture acquired and/or owned by Debtor and such other and further financing statements, instruments, documents and certificates, and perform such other and further acts and assurances, as Bank may reasonably request to perfect, to maintain the priority of, or from time to time, to renew, such security interests, to confirm or more fully perfect the rights granted hereby, or in any way to assure Bank all of its rights hereunder. The Debtor shall pay the costs of all filings and recordings in public offices of record, and shall, upon request of Bank, make, execute and deliver such other and further instruments, and take such other and further actions, as Bank may deem reasonably necessary or appropriate to enable it to realize upon the Collateral, to exercise fully its rights hereunder.

8. Indemnification: Waivers. The Debtor shall indeninify and hold harmless Bank from any and all liability or damage which Bank may incur in the exercise and performance, in good faith, of any of its powers and duties specifically set forth herein; provided, however, that Debtor shall not indemnify Bank from and against claims asserted by third parties as a consequence of Bank’s gross negligence or willful misconduct of Bank. No delay or omission on the part of Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any such future occasion. No course of dealing between the Debtor and Bank nor any failure to exercise, nor any delay in exercising, on the part of Bank, any right, power or privilege hereunder or under any of the Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or in the exercise of any other right, power or privilege. Bank shall be under no duty or liability with respect to the Collateral other than to use reasonable care in the custody of any Collateral while in its possession and shall not be liable for any failure to take action necessary to preserve rights against prior or other parties on any instrument constituting the Collateral.

9. Further Transfers Prohibited. The Debtor covenants and agrees that it will not, at any time during the term of this Agreement, except as contemplated by paragraph 3(t) hereof, further convey or encumber the Collateral in any manner whatsoever; and the Debtor agrees that it will do all things necessary to maintain the enforceability and priority of Bank’s security interest in the Collateral.

10. Notices. Any and all notices, demands, consents, and other communications required or permitted under this Agreement shall be deemed adequately given only if given in the manner and to the addresses provided in the Loan Agreement.

11. General Provisions.

(a) No waiver by Bank of any default shall operate as a waiver of any other default or of the same default on a future occasion. The taking of this Security Agreement shall not waive or impair any other security Bank may have or hereafter acquire for the payment of the Obligations, nor shall the taking of any such additional security waive or impair this Security Agreement; but Bank may. resort to any security Bank may have in the order it may deem proper, and notwithstanding any collateral security, Bank shall retain its rights of setoff against Debtor.

(b) At its option, but without obligation to do so, Bank, may, upon written notice to Debtor in the event Debtor shall have failed to do so, discharge taxes, liens, or security interests or other encumbrances at any time levied or placed on the Collateral, may place and pay for insurance thereon, may order and pay for the repair, maintenance and preservation thereof and may pay any necessary filing or recording fees. The Debtor agrees to reimburse Bank on ten (10) days written demand for payment made or any expense incurred by Bank pursuant to the foregoing authorization.

(c) Until the occurrence of an Event of Default, Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Agreement or any policy of insurance thereon, and upon the occurrence of an Event of Default, Bank shall have immediate right to possession of the Collateral.

(d) Time is of the essence hereof. All rights of Bank hereunder shall inure to the benefit of its successors and assigns; and all promises and duties of Debtor shall bind its successors or assigns.

(e) Except as otherwise provided by the UCC, Debtor releases Bank from all claims for loss or damage caused by any act or omission on the part of Bank, its officers, agents and employees, except for violations of this Security Agreement, gross negligence or willful misconduct.

(f) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado. Further, the place where this Agreement is entered into and the place of performance and transaction of business shall be deemed to be the State of Colorado, and in the event of litigation, the exclusive forum, venue and jurisdiction shall be the State of Colorado.

(g) Unless the context otherwise requires, all terms used herein which are defined in the UCC, shall have the meaning therein stated.

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IN WITNESS WHEREOF, Debtor has executed this Security Agreement as of the day and year first above written.

DEBTOR: ACT TELECONFERENCING, INC., a Colorado corporation

By:	/S/ GERALD VAN EECKHOUT
Name:	Gerald Van Eeckhout
Title:	Chairman

ACT VIDEOCONFERENCING, INC., a Minnesota corporation

By:	/S/ GERALD VAN EECKHOUT
Name:	Gerald Van Eeckhout
Title:	Chairman

ACT TELECONFERENCING SERVICES, INC., a Minnesota corporation

By:	/S/ GERALD VAN EECKHOUT
Name:	Gerald Van Eeckhout
Title:	Chairman

BANK: VECTRA BANK COLORADO, NATIONAL ASSOCIATION

By:	/S/ STEVEN GRIFFITH
Steven Griffith, Senior Vice President

EXHIBIT A

Collateral

1. Inventory: All of Borrower’s inventory, as such term in defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located;

2. Accounts And Other Rights To Payment: Each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other person who subsequently transfers such person’s interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced together with all other rights and interests (including all liens and security interests) which the Borrower may at any time have by law or agreement against any account borrower or other obligor obligated to make any such payment or against any property of such account borrower or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights of payment in the nature of general intangibles;

3. Equipment: All of the Borrower’s equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Bank by the Borrower;

4. General Intangibles: All of the Borrower’s general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patents applications, copyrights, licenses, software interests, intellectual property and property rights, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, insurance proceeds, the right to use the Borrower’s name, and the goodwill of the Borrower’s business.